UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2016 (February 23, 2016)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue
12th Floor	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2016, Genco Shipping & Trading Limited (the “Company”) received notice from the New York Stock Exchange, Inc. (the “NYSE”) that the price of the Company’s common stock fell below the NYSE’s continued listing standards. The NYSE requires the average closing price of a listed company’s common stock to be at least $1.00 per share over a consecutive 30 trading-day period.

Subject to the NYSE’s rules, the Company has six months from the date of its receipt of the NYSE notice to regain compliance with the minimum share price rule.  The Company expects that during the cure period, shares of the Company’s common stock will continue to be listed and trade on the NYSE, subject to the Company’s continued compliance with the NYSE’s other applicable listing rules.

The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission (“SEC”) reporting requirements and does not conflict with any of the Company’s credit agreements.

The Company has notified the NYSE of its intention to cure this deficiency   The Company will actively monitor its stock price and evaluate all available options in order to regain compliance within the prescribed time frame, which may include a reverse stock split.

A copy of the press release announcing the Company’s receipt of the NYSE notice is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: February 26, 2016

/s/ Apostolos D. Zafolias
Apostolos D. Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 26, 2016.